Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Glen F. Post, III, R. Stewart Ewing, Jr. and Stacey W. Goff, or any one of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 for the registration under the Securities Act of 1933, as amended, of the common stock, par value $1.00 per share, of CenturyLink, Inc. in connection with the proposed acquisition of SAVVIS, Inc. by CenturyLink, Inc. (the “Registration Statement”), and in connection with any and all amendments and supplements (including post-effective amendments) to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements (including post-effective amendments) relating thereto, and to file such instruments with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, any state securities commission and any applicable securities exchange or securities self-regulatory organization; hereby granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned officers and directors of CenturyLink, Inc. in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.
Dated: May 16, 2010

Signature	Title	Date

/s/ Glen F. Post, III	Chief Executive Officer and President	May 16, 2011

Glen F. Post, III	(Principal Executive Officer and Director)

/s/ R. Stewart Ewing, Jr.	Executive Vice President and Chief Financial Officer	May 16, 2011

R. Stewart Ewing, Jr.	(Principal Financial Officer)

/s/ David D. Cole	Senior Vice President—Controller and Operations Support	May 16, 2011

David D. Cole	(Principal Accounting Officer)

/s/ William A. Owens	Chairman of the Board of Directors	May 16, 2011

William A. Owens

/s/ Harvey P. Perry	Vice Chairman of the Board of Directors	May 16, 2011

Harvey P. Perry

Signature	Title	Date

/s/ Virginia Boulet	Director	May 16, 2011

Virginia Boulet

/s/ Charles L. Biggs	Director	May 16, 2011

Charles L. Biggs

/s/ Peter C. Brown	Director	May 16, 2011

Peter C. Brown

/s/ Richard A. Gephardt	Director	May 16, 2011

Richard A. Gephardt

/s/ W. Bruce Hanks	Director	May 16, 2011

W. Bruce Hanks

/s/ Gregory J. McCray	Director	May 16, 2011

Gregory J. McCray

/s/ C.G. Melville, Jr.	Director	May 16, 2011

C.G. Melville, Jr.

/s/ Edward A. Mueller	Director	May 16, 2011

Edward A. Mueller

/s/ Fred R. Nichols	Director	May 16, 2011

Fred R. Nichols

/s/ Michael J. Roberts	Director	May 16, 2011

Michael J. Roberts

/s/ Laurie A. Siegel	Director	May 16, 2011

Laurie A. Siegel

Signature	Title	Date

/s/ James A. Unruh	Director	May 16, 2011

James A. Unruh

/s/ Joseph R. Zimmel	Director	May 16, 2011

Joseph R. Zimmel